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                                                  May      , 1996
                                                      -----


RXI Plastics, Inc.
Patrick Plastics, Inc.
Texberry Container Corporation
11111 Santa Monica Boulevard - Suite 270
Los Angeles, CA 90025

Gentlemen:

Reference is made to the Financing Agreement dated February 10, 1995, as the same may be amended from time to time (the "Financing Agreement") between the undersigned as lender (herein "CITBC"), Patrick Plastics, Inc. ("Patrick"), Texberry Container Corporation ("Texberry") and RXI Plastics, Inc. (f/k/a Continental Plastics Incorporated) (herein "RXI") as borrowers. Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

RXI has requested that we extend to it an additional term loan in the principal amount of $1,300,000, and we have agreed to make such additional term loan subject to, and in accordance with, the terms, provisions and conditions set forth herein.

Effective immediately upon fulfillment to CITBC's satisfaction of the Conditions Precedent (as defined below) the Financing Agreement shall be, and hereby is, amended as follows:

1. The Table of Contents is hereby amended by deleting the words
"Intentionally Omitted" in Section 4 and designating Section 4 as "TERM
LOANS".

2. Section 1 of the Financing Agreement shall be, and hereby is, amended by the addition thereto of the following new definitions:

     "PROMISSORY NOTE(S) shall mean the notes, in the forms of Exhibits A and B attached hereto, delivered by the company to CITBC to evidence the Term Loans pursuant to, and repayable in accordance with, the terms and provisions of Section 4 of this Financing Agreement."


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     "TERM LOAN I shall mean the term loan in the original principal amount of
     $700,000.00 made by CITBC pursuant to, and repayable in accordance with, the provisions of Section 4(a) of this Financing Agreement."

     "TERM LOAN II shall mean the term loan in the original principal amount of $1,300,000 made by CITBC pursuant to, and repayable in accordance with, the provisions of Section 4(b) of this Financing Agreement."

     "TERM LOANS shall mean the term loans in the aggregate principal amount of $2,000,000, consisting of Term Loan I in the original principal amount of the $700,000 and Term Loan II in the amount original principal of $1,300,000 each made by CITBC pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement."

3. Section 4 of the Financing Agreement shall be, and hereby is deleted in its entirety and the following is substituted in lieu thereof:


     "SECTION 4.  TERM LOANS

     TERM LOAN I

     1. Patrick agreed to and executed and delivered to CITBC the Promissory Note, in the form of Exhibit A attached hereto (herein "Promissory Note A"), to evidence Term Loan I, as extended by CITBC.

     2. Upon receipt of Promissory Note A, CITBC extended to Patrick Term Loan I in the original principal amount of $700,000.00.

     3. The principal amount of Term Loan I has and shall be repaid to CITBC by Patrick in sixteen (16) equal quarterly principal installments of $43,750.00 each, whereof the first installment was payed on January 1, 1996 and the subsequent installments where and shall be due and payable on the first business day of each quarter thereafter until paid in full.

     TERM LOAN II

     4. RXI hereby agrees to execute and deliver to CITBC the Promissory Note, in the form of Exhibit B attached hereto, to evidence Term Loan II in the original principal amount of $1,300,000 (herein "Promissory Note B") to be extended to RXI by CITBC.

     5. Upon receipt of such Promissory Note B, CITBC hereby agrees to extend to RXI Term Loan II and deliver the amount of $1,300,000 to RXI in accordance with RXI's written instructions.

     6. The principal amount of Term Loan II shall be repaid to CITBC by RXI in twenty (20) equal quarterly principal installments of $65,000 each, whereof the first such installment


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     shall be due and payable on October 1, 1996 and subsequent installments shall be due and payable on the first business day of each quarter thereafter until all unpaid amounts with respect to Promissory Note B are paid in full.

     TERM LOANS

     7. In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or any of the Companies for any reason whatsoever, the Term Loans shall become due and payable on the effective date of such termination notwithstanding any provisions to the contrary in the Promissory Notes or this Financing Agreement.

     8. Patrick and/or RXI may prepay at any time, at their option, in whole or in part, their respective Term Loans, provided that on each such prepayment, Patrick and/or RXI shall pay accrued interest on the principal so prepaid to the date of such prepayment.

     9. Each such prepayment shall be applied to the then last maturing installments of principal of the respective Term Loans, and subsequent to the contemplated merger of the Companies, to Term Loan II evidenced by Promissory Note B, and then to the last maturing installments of Term Loan I evidenced by Promissory Note A.

     10. Patrick and/or RXI hereby authorize CITBC to charge their respective revolving loan accounts with the amount of all amounts due under this
     Section 4 as such amounts become due. Patrick and RXI confirm that any charges which CITBC may so make to their accounts as herein provided will be made as an accommodation to Patrick and/or RXI and solely at CITBC's discretion.

4. Section 8, Paragraph 1 of the Financing Agreement shall be, and hereby is, renumbered to "1(a)" and the following subparagraphs designated 1(b) and (c) shall be, and hereby are, added thereto as follows:

     "(b) Interest on Term Loan I shall be payable monthly as of the end of each month on the unpaid balance thereof or on payment in full prior to maturity in an amount equal to one and one-half percent plus the Chemical Bank
     Rate. In the event of any change in said Chemical Bank Rate the rate hereunder shall change, as of the first of the month following any change, so as to remain one and one-half percent (1.5%) above the Chemical Bank Rate (or any successor thereof). The rate hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge Patrick's account at the rate provided for herein when due until all Obligations have been paid in full.

     (c) Interest on Term Loan II shall be payable monthly as of the end of each month on the unpaid balance thereof or on payment in full prior to maturity in an amount equal to one and one-half percent plus the Chemical Bank Rate. In the event of any change in said Chemical Bank Rate the rate hereunder shall change, as of the first of the month following any change, so as to remain one and one-half percent (1.5%) above the Chemical Bank Rate (or any successor thereof). The rate


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     hereunder shall be calculated based on a 360 day year.  CITBC shall be entitled to charge RXI's account at the rate provided for herein when due until all Obligations have been paid in full."

5. In addition, it is hereby agreed that:

     (a) The terms "Obligations" and "Term Loan(s)" as used in the Financing Agreement shall also include, without limitation, all indebtedness, liabilities and obligations of the Company to CITBC pursuant to Term Loan I and Term Loan II (herein the "Term Loan Obligations") which Term Loan Obligations shall be and hereby are secured by all Collateral under the Financing Agreement and the security documents executed in connection therewith.

     (b) The form of Promissory Note attached hereto shall be attached to the Financing Agreement as Exhibit B and shall constitute Promissory Note B thereunder.

     (c) The Companies shall pay to CITBC an additional Loan Facility Fee in the amount of $20,000 (herein the "Additional Loan Facility") which fee shall be due and payable in full immediately upon funding of Term Loan II and may (at CITBC's option) be charged to the Companies' Revolving Loan Accounts on the due date thereof.

6. The effectiveness of all of the amendments and/or waivers set forth above and the extension of Term Loan II shall be, and hereby is, subject to the fulfillment to CITBC's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

     (i) the execution and delivery to CITBC of all documentation requested by CITBC to validly perfect CITBC's first lien upon the Collateral, including to reflect the RXI name change and to secure the Term Loan Obligations (subject to such liens and encumbrances as may be satisfactory to CITBC in its sole discretion), including, without limitation, on any and all of RXI's Equipment located at the Vanguard Plastics facilities (all of which shall be acceptable to CITBC in its sole discretion) and any other documentation reasonably requested by CITBC in connection therewith;

     (ii) the absence of (x) any Default and/or Event of Default after giving effect to Term Loan II and (y) any material adverse change in the financial condition, business, prospects, profitability, assets or operations of any of the Companies;

     (iii) CITBC's receipt of and satisfaction with an appraisal of the Companies' Equipment, including the Vanguard Equipment, which appraisal must indicate values of such assets which are acceptable to CITBC and must be prepared by an appraiser mutually satisfactory to CITBC and the Companies, which appraiser shall be retained by CITBC but paid for by the Companies.


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     (iv) the Companies shall pay (x) all Out-of-Pocket Expenses incurred by
     CITBC in connection with this agreement and Term Loan II, (y) a Documentation Fee of $________ and (z) the Additional Loan Facility Fee.

     (v) CITBC's receipt of a secretary's certificate certifying Board of Directors Resolutions authorizing the execution, delivery and performance by RXI and to the extent applicable the Companies, of this agreement, Promissory Note B and all documents and transactions contemplated hereby;

     (vi) each guarantor and/or pledgor signing below to confirm that (x) their respective guaranties and/or pledge or security agreements executed in favor of CITBC shall continue in full force and effect notwithstanding the foregoing waivers, amendments and agreements and (y) the terms "Obligations" and/or "Secured Obligations" as used therein shall extend to and also include any and all such Obligations arising in connection with the Term Loan Obligations;

     (vii) the consummation of the Vanguard acquisition, the repayment of all indebtedness due by Vanguard to Wells Fargo and the merger of Vanguard into RXI concurrently with such funding, all in form and substance satisfactory to CITBC and substantially as contemplated in the Consent Letter dated May ____, 1996; and

     (viii) receipt by CITBC of consent and waiver documents from the Senior Note Holders, along with any amendments, relating to the foregoing transactions and CITBC's review and satisfaction thereof.

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied.


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If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.
 Each of such guarantors and/or pledgors have signed below to confirm that its respective guaranty and/or pledge or security agreement shall continue in full force and effect notwithstanding the foregoing agreement and the transactions contemplated hereby and shall, subject to the terms and provisions thereof, extend to the Term Loan II Obligations

                                        Very truly yours,

                                        THE CIT GROUP/BUSINESS
                                        CREDIT, INC.

                                        By:____________________________

                                        Title:

Read and Agreed to:

RXI PLASTICS, INC.

By:____________________________

Title:


TEXBERRY CONTAINER CORPORATION


By:____________________________

Title:


PATRICK PLASTICS, INC.


By:____________________________

Title:


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